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                                                                  EXHIBIT (1)(c)








                             CMS ENERGY CORPORATION

                            DOCS(R) FINANCING PROGRAM


                                2,000,000 SHARES

                         (COMMON STOCK, $.01 PAR VALUE)



                                 SALES AGREEMENT




                                   [ ], 2001







DOCS(R) is a registered service mark of Brinson Patrick Securities Corporation



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         THIS SALES AGREEMENT (the "Agreement") dated as of July [ ], 2001 between RCG Equity Finance, a division of Ramius Securities, LLC, having its principal office at 666 Third Avenue, New York, New York 10017 (the "Sales Manager") and CMS Energy Corporation, a corporation organized and existing under the laws of the State of Michigan (the "Company").

         WHEREAS, the Company desires to issue and sell through the Sales Manager up to 2,000,000 shares (the "Maximum Amount") of its common stock, par value $.01 per share (the "Stock"), on the terms set forth in Section 3 hereof.

         IN CONSIDERATION of the mutual covenants contained in this Agreement, the Company and the Sales Manager agree as follows:


         SECTION 1. Description of Securities. The Company proposes to issue and sell through the Sales Manager, as sales agent, up to 2,000,000 shares (the "Shares") of its Common Stock, par value $0.01 per share ("Common Stock") but not less than the Minimum Amount (as defined below), on the terms set forth in
Section 3 hereof.

         SECTION 2. Representations and Warranties of the Company. The Company represents and warrants to, and agrees with, the Sales Manager on behalf of itself and its consolidated subsidiaries that:

         (a) The Company meets the requirements for use of Form S-3 under the Securities Act of 1933 (the "Act") and the rules and regulations thereunder (the "Rules and Regulations"). A registration statement on Form S-3 (Registration No. 333-51932) with respect to the Shares, including a form of prospectus, has been prepared by the Company in conformity with the requirements of the Act and the Rules and Regulations and filed with the Securities and Exchange Commission (the "Commission") and has become effective. Such registration statement and prospectus may have been amended or supplemented prior to the date of this Agreement. Any such amendment or supplement was so prepared and filed, and any such amendment or supplement filed after the effective date of such registration statement has become effective. No stop order suspending the effectiveness of the registration statement has been issued, and no proceeding for that purpose has been instituted or, to the best knowledge of the Company, threatened by the Commission. Copies of such registration statement and prospectus, any such amendment or supplement that were filed with the Commission on or prior to the date of this Agreement have been delivered to the Sales Manager except that copies delivered to the Sales Manager excluded exhibits to such registration statement. Such registration statement, as it has been amended, and as it may be amended in the future, is referred to herein as the "Registration Statement," and the final form of prospectus included in the Registration Statement, as amended or supplemented from time to time, is referred to herein as the "Prospectus." Any reference herein to the Registration Statement, the Prospectus, or any amendment or supplement thereto shall be deemed to refer to and include the documents incorporated (or deemed to be incorporated) by reference therein, and any reference herein to the terms "amend," "amendment" or "supplement" with respect to the Registration Statement or Prospectus shall be deemed to refer to and include the filing after the execution hereof of any document with the Commission deemed to be incorporated by reference therein.


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         (b) Each part of the Registration Statement, when such part became or becomes effective, and the Prospectus and any amendment or supplement thereto, on the date of filing thereof with the Commission and at each Closing Date (as hereinafter defined), conformed or will conform in all material respects with the requirements of the Act and the Rules and Regulations; each part of the Registration Statement, when such part became or becomes effective, did not or will not contain an untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein not misleading; and the Prospectus and any amendment or supplement thereto, on the date of filing thereof with the Commission and at each Closing Date, did not or will not include an untrue statement of a material fact or omit to state a material fact necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading; except that the foregoing shall not apply to statements in or omissions from any such document in reliance upon, and in conformity with, written information relating to the Sales Manager furnished to the Company by the Sales Manager, specifically for use in the Registration Statement, the Prospectus or any amendment or supplement thereto.

         (c) The documents incorporated by reference in the Registration Statement or the Prospectus, or any amendment or supplement thereto, when they became effective under the Act or were filed with the Commission under the Securities Exchange Act of 1934, as amended (the "Exchange Act"), as the case may be, conformed in all material respects with the requirements of the Act or the Exchange Act, as applicable, and the rules and regulations of the Commission thereunder, and none of such documents contained an untrue statement of a material fact or omitted to state a material fact required to be stated therein or necessary to make the statements therein not misleading; and any further documents so filed and incorporated by reference in the Prospectus or any further amendment or supplement thereto, when such documents become effective or are filed with the Commission, as the case may be, will conform in all material respects to the requirements of the Act or the Exchange Act, as applicable, and the rules and regulations of the Commission thereunder and will not contain an untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein not misleading.

         (d) The consolidated financial statements of the Company and its subsidiaries as such term is defined in Rule 405 under the Act ("Subsidiaries"), together with the related notes and schedules, set forth or incorporated by reference in the Registration Statement and Prospectus present fairly the consolidated financial condition and the results of operations and cash flows of the Company and its consolidated subsidiaries as of the dates indicated or for the periods therein specified and were prepared in conformity with generally accepted accounting principles consistently applied throughout the periods involved (except as otherwise stated therein).

         (e) The Company has been duly organized and is validly existing as a corporation in good standing under the laws of the State of Michigan and has all requisite authority to own or lease its properties and conduct its business as described in the Prospectus and to consummate the transactions contemplated hereby, and is duly qualified to transact business and is in good standing in each jurisdiction in which the conduct of its business as described in the Prospectus or its ownership or leasing of property requires such qualification, except to the extent that the failure to be so qualified or be in good standing would not have a material adverse effect on the Company.


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         (f) Each significant subsidiary of the Company, as such term is defined in Rule 405 under the Act (each a "Significant Subsidiary") has been duly incorporated and is validly existing as a corporation in good standing under the laws of the jurisdiction of its incorporation, has corporate power and authority to own, lease and operate its properties and conduct its business as described in the Registration Statement and Prospectus and is duly qualified as a foreign corporation to transact business and is in good standing in each jurisdiction in which such qualification is required, whether by reason of the ownership or leasing of property or the conduct of business, except where the failure to so qualify would not have a material adverse effect on the business, assets, property, financial condition or results of operations of the Company and its Subsidiaries taken as a whole.

         (g) Except for the outstanding shares of preferred stock of Consumers Energy Company, the 8.36% Trust Originated Preferred Securities of Consumers Power Company Financing I, the 8.20% Trust Originated Preferred Securities of Consumers Energy Company Financing II, the 9- 1/4% Trust Originated Preferred Securities of Consumers Energy Company Financing III, the 9% Trust Preferred Securities of Consumers Energy Company Financing IV, the 7.75% Convertible Quarterly Income Preferred Securities of CMS Energy Trust I, the 8.750% Adjustable Convertible Trust Securities of CMS Energy Trust II and the 7-1/4% Trust Preferred Securities of CMS Energy Trust III, all of the outstanding capital stock of each of Consumers Energy Company and CMS Enterprises Company is owned directly or indirectly by the Company, free and clear of any security interest, claim, lien or other encumbrance or preemptive rights, and there are no outstanding rights (including, without limitation, preemptive rights), warrants or options to acquire, or instruments convertible into or exchangeable for, any shares of capital stock or other equity interest in any of Consumers Energy Company and CMS Enterprises Company or any contract, commitment, agreement, understanding or arrangement of any kind relating to the issuance of any such capital stock, any such convertible or exchangeable securities or any such rights, warrants or options.

         (h) The Company has an authorized capitalization as set forth in the Prospectus, and all of the issued shares of common stock of the Company have been duly and validly authorized and issued and are fully paid and non-assessable.

         (i) The Shares have been duly authorized and, when the Shares are issued and delivered pursuant to this Agreement, the Shares will be duly and validly issued and fully paid and non-assessable; the Shares conform in all material respects to the description thereof contained in the Registration Statement and the Shares will conform in all material respects to the description thereof contained in the Prospectus as amended or supplemented with respect to the Shares. The shareholders of the Company have no preemptive rights with respect to the Shares.

         (j) There has not been any material change in the business, properties, financial condition or results of operations of the Company or any of its Significant Subsidiaries, from that set forth in the Registration Statement or the Prospectus.

         (k) Except as set forth in the Prospectus, there is not pending or, to the knowledge of the Company, threatened any action, suit or proceeding to which the Company or any of its Subsidiaries is a party, before or by any court or governmental agency or body, that, if determined adversely, could reasonably be expected to result in any material adverse change in the business, assets,


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property, financial condition or results of operations of the Company and its
Subsidiaries taken as a whole.

         (l) There are no contracts or documents of the Company or any of its Subsidiaries that are required to be filed as exhibits to the Registration Statement or to any of the documents incorporated by reference therein by the Act or the Exchange Act or by the rules and regulations of the Commission thereunder that have not been so filed.

         (m) All necessary action has been duly and validly taken by the Company to authorize the execution, delivery and performance of this Agreement. This Agreement has been duly and validly authorized, executed and delivered by the Company and constitutes a legal, valid and binding obligation of the Company, enforceable against the Company in accordance with its terms, except as the enforceability thereof may be limited by bankruptcy, insolvency, reorganization, moratorium or other similar laws affecting the enforcement of creditors' rights generally and by general equitable principles.

         (n) Neither the execution or delivery by the Company of, nor the performance by the Company of its obligations under, this Agreement did or will conflict with, or result in a breach of any terms or provisions of, or constitute a default or require the consent of any party under the Company's Articles of Incorporation or by-laws, any material agreement or instrument to which it, or any of its Significant Subsidiaries, is a party, any existing applicable law, rule or regulation or any judgment, order or decree of any government, governmental instrumentality or court, domestic of foreign, having jurisdiction over the Company or any of its Significant Subsidiaries or any of their properties or assets, or did or will result in the creation or imposition of any lien on the properties or assets of the Company or any of its Significant Subsidiaries; no consent, approval, authorization or order of, or filing with, any court or governmental agency or body is required for the issue and sale of the Shares and the consummation by the Company of the transactions contemplated by this Agreement, except such as have been obtained or may be required by state securities or blue sky laws.

         (o) Each of the Company and its Significant Subsidiaries has (i) good and indefeasible title to all of the properties and assets described in the Prospectus as owned by it, free and clear of all liens, charges, encumbrances or restrictions, except such as are described in the Prospectus or are not material to the business, assets, property, financial condition or results of operations of the Company and its consolidated subsidiaries taken as a whole, (ii) peaceful and undisturbed possession under all material leases to which it is party as lessee, (iii) all governmental or regulatory licenses, certificates, permits, authorizations, approvals, franchises or other rights necessary to engage in the business currently conducted by it, except such as are not material to the business, assets, property, financial condition or results of operations of the Company and its consolidated subsidiaries taken as a whole, (iv) no reason to believe that any governmental body or agency is considering limiting, suspending or revoking any such license, certificate, permit, authorization, approval, franchise or right that are material to the business, assets, property, financial condition or results of operations of the Company and its consolidated subsidiaries taken as a whole and (v) not received any notice of and has no reason to believe that any governmental body or agency is considering enacting, amending or repealing any statute, law, ordinance or regulation required to be described in the


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Registration Statement and Prospectus that is not so described as required. To the best of the Company's knowledge, all material leases to which the Company or any of its Significant Subsidiaries is a party are valid and binding and no default has occurred and is continuing thereunder, and, to the best knowledge of the Company, no material defaults by the landlord are existing under any such leases.

         (p) The Company and its Significant Subsidiaries have not violated and are in compliance in all material respects with all material laws, statutes, ordinances, regulations, rules and orders of any foreign, federal, state or local government and any other governmental department or agency, and any judgment, decision, decree or order of any court or governmental agency, department or authority, including, without limitation, environmental laws. Neither the Company nor any of its Subsidiaries has received any notice to the effect that, or otherwise been advised that, it is not in compliance with any such statutes, regulations, rules, judgments, decrees, orders, ordinances or other laws, and the Company is not aware of any existing circumstances which are likely to result in material violations of any of the foregoing.

         (q) Other than as set forth in the Prospectus as amended or supplemented, the Company possesses such licenses, permits, consents, orders, certificates or authorizations issued by the appropriate federal, state, foreign or local regulatory agencies or bodies necessary to conduct the business now operated by it, except for licenses, permits, consents, orders, certificates or authorizations, the absence of which, individually or in the aggregate, would not have a material adverse effect on the business, assets, property, financial condition or results of operations of the Company and its Subsidiaries taken as a whole, and the Company has not received any notice of proceedings relating to the revocation or modification of any such licenses, permits, consents, orders, certificates or authorizations which, singly or in the aggregate, if the subject of an unfavorable decision, ruling or finding, would have a material adverse effect on the business, assets, property, financial condition or results of operations of the Company and its Subsidiaries taken as a whole.

         (r) The Company (i) carries, or is covered by, insurance in such amounts and covering such risks as is customary for companies engaged in similar businesses in similar industries owning similar properties in the same geographical area in which the Company operates, or (ii) in whole or in part has established reserves of one or more insurance funds, either alone or with other corporations or associations.

         (s) To the best knowledge of the Company, except as described in the Prospectus, there has been no storage, disposal, generation, manufacture, spill, discharge, refinement, transportation, handling or treatment of toxic wastes, hazardous wastes or hazardous substances by the Company (or to the knowledge of the Company, any of its predecessors in interest) at, upon or from any of the property now or previously owned or leased or under contract for purchase by the Company in violation of any applicable law, ordinance, rule, regulation, order, judgment, decree or permit or which would require remedial action under any applicable law, ordinance, rule, regulation, order, judgment, decree or permit, except for any violation or remedial action which would not result in, or which would not be reasonably likely to result in, singularly or in the aggregate with all such violations and remedial actions, any material adverse effect on the business, assets, property,


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financial condition or results of operations of the Company and its Subsidiaries taken as a whole; and the terms "hazardous wastes," "toxic wastes" and "hazardous substances" shall have the meaning specified in any applicable local, state, federal and foreign laws or regulations with respect to environmental protection;

         (t) To the best knowledge of the Company, Arthur Andersen LLP., who have certified financial statements of the Company and its Subsidiaries included in the Prospectus, are independent public accountants as required by the Act and the rules and regulations of the Commission thereunder; and

         (u) The Company is not and, after giving effect to the transactions contemplated herein will not be an Investment Company as such term is defined in the Investment Company Act of 1940.

         SECTION 3. Sale and Delivery of Securities. On the basis of the representations, warranties and agreements herein contained, but subject to the terms and conditions herein set forth, the Company agrees to issue and sell through the Sales Manager, as a sales agent, and the Sales Manager agrees to sell, as sales agent for the Company, on a reasonable efforts basis, up to 2,000,000 Shares (the "Maximum Amount") but in no case less than a number of Shares, the gross sales price of which is at least $1,500,000 (the "Minimum Amount") on the terms set forth herein.

         The Shares, up to the Maximum Amount, are to be sold on a daily basis or otherwise as shall be agreed to by the Company and the Sales Manager. The Company will designate and confirm in writing the maximum amount of Shares to be sold by the Sales Manager during a specified period as reasonably agreed to by the Sales Manager and in any event not in excess of the amount available for issuance under the currently effective Registration Statement. Subject to the terms and conditions hereof, the Sales Manager shall use its reasonable efforts to sell all such designated Shares up to the Maximum Amount. The Sales Manager shall sell such designated Shares only by means of ordinary brokers' transactions on the New York Stock Exchange (the "NYSE") or on any other national stock exchange on which the Company's shares are traded. The compensation to the Sales Manager for sales of Shares shall be at a fixed commission rate of 2% (the "Commission Rate") of the gross sales price of any Shares sold under this Agreement. The remaining proceeds, after further deduction for any transaction fees imposed by any governmental or self-regulatory organization in respect of such sales, shall constitute the net proceeds to the Company for such Shares (the "Net Proceeds").

         Notwithstanding the foregoing, the Company may instruct the Sales Manager by telephone (confirmed promptly by telecopy) not to sell Shares if such sales cannot be effected at or above the price designated by the Company in any such instruction; furthermore, the Company shall not authorize the issuance and sale of, and the Sales Manager shall not be obligated to use its reasonable efforts to sell, any Shares at a price lower than the minimum price therefor designated from time to time by the Company's Board of Directors or special committee thereof and notified to the Sales Manager in writing. In addition, the Company or the Sales Manager may, upon notice to the other party hereto by telephone (confirmed promptly by telecopy), suspend the offering of the Shares specifying a date that such suspension shall be effected; provided, however, that such suspension or termination shall not affect or impair the parties' respective obligations with respect to the Shares


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sold hereunder prior to the giving of such notice. The Company may then revoke the suspension by giving a written notice to the Sales Manager as hereinafter specified (an "Activation Notice").

          The Sales Manager may, upon notice to the Company by telephone (confirmed promptly by telecopy), suspend the offering of Shares; provided, however, that such suspension or termination shall not affect or impair the parties' respective obligations with respect to Shares sold hereunder prior to the giving of such notice.

         The Sales Manager shall provide written confirmation to the Company following the close of trading on the NYSE each day in which Shares are sold under this Agreement setting forth the number of Shares sold on such day, the Net Proceeds to the Company, the compensation payable by the Company to the Sales Manager with respect to such sales, the total number of Shares sold pursuant to this Agreement and the aggregate gross sales price of Shares sold pursuant to this Agreement.

         Settlement for sales of Shares will occur on the third business day following the date on which such sales are made (each a "Closing Date"). The amount of proceeds for such sales to be delivered to the Company against the receipt of the Shares sold shall be equal to the aggregate sales prices at which such Shares were sold, net of the Sales Manager's compensation for such sales and after deduction for any transaction fees imposed by any governmental or self-regulatory organization in respect of such sales. Settlement for all Shares shall be effected by free delivery of Shares to the Sales Manager's account at The Depository Trust Corporation in return for payments in same day funds delivered to the account designated by the Company. If the Company shall default on its obligation to deliver Shares on any Closing Date, the Company shall (i) hold the Sales Manager harmless against any loss, claim or damage arising from or as a result of such default by the Company and (ii) pay the Sales Manager any commission to which it would otherwise be entitled absent such default. If the Sales Manager breaches this Agreement by failing to deliver proceeds on any Closing Date for Shares delivered by the Company, the Sales Manager will pay the Company interest based on the effective overnight Federal Funds rate.

         On each Closing Date, the Company shall be deemed to have affirmed each representation, warranty, covenant and other agreement contained in this Agreement, and on the first and third Monday of each month, to the extent a sale under this Agreement occurred during the immediately preceding 21 day period (each an "Affirmation Date"), the Company shall affirm in writing each representation, warranty, covenant and other agreement contained in this Agreement, unless no sale under this Agreement was made since the last Affirmation Date. Any obligation of the Sales Manager to use its reasonable efforts to sell the Shares shall be subject to the continuing accuracy of the representations and warranties of the Company herein, to the performance by the Company of its obligations hereunder and to the continuing satisfaction of the additional conditions specified in Section 5 of this Agreement.

         SECTION 4. Covenants of the Company. The Company covenants and agrees with the Sales Manager that:

         (a) During the period in which a prospectus relating to the Shares is required to be


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delivered under the Act, the Company will notify the Sales Manager promptly of the time when any subsequent amendment to the Registration Statement has become effective or any subsequent supplement to the Prospectus has been filed and of any request by the Commission for any amendment or supplement to the Registration Statement or Prospectus or for additional information; it will prepare and file with the Commission, promptly upon the Sales Manager's reasonable request, any amendments or supplements to the Registration Statement or Prospectus that, in the Sales Manager's opinion, may be necessary or advisable in connection with the distribution of the Shares by the Sales Manager; the Company will not file any amendment or supplement to the Registration Statement or Prospectus (other than any prospectus supplement relating to the offering of other securities registered under the Registration Statement) unless a copy thereof has been submitted to the Sales Manager a reasonable period of time before the filing and the Sales Manager has not reasonably objected thereto; and it will furnish to the Sales Manager at the time of filing thereof a copy of any document that upon filing is deemed to be incorporated by reference in the Registration Statement or Prospectus; and the Company will cause each amendment or supplement to the Prospectus to be filed with the Commission as required pursuant to the terms of this Agreement or, in the case of any document to be incorporated therein by reference, to be filed with the Commission as required pursuant to the Exchange Act, within the time period prescribed.

         (b) The Company will advise the Sales Manager, promptly after it shall receive notice or obtain knowledge thereof, of the issuance by the Commission of any stop order suspending the effectiveness of the Registration Statement, of the suspension of the qualification of the Shares for offering or sale in any jurisdiction, or of the initiation or threatening of any proceeding for any such purpose; and it will promptly use its reasonable best efforts to prevent the issuance of any stop order or to obtain its withdrawal if such a stop order should be issued.

         (c) Within the time during which a prospectus relating to the Shares is required to be delivered under the Act, the Company will comply as far as it is able with all requirements imposed upon it by the Act and by the Rules and Regulations, as from time to time in force, so far as necessary to permit the continuance of sales of or dealings in the Shares as contemplated by the provisions hereof and the Prospectus and will file promptly all reports and any definitive proxy or information statements required to be filed by the Company with the Commission pursuant to Sections 13(a), 13(c), 14 or 15(d) of the Exchange Act for so long as the delivery of a prospectus is required in connection with the offering or sale of such Shares. If during such period any event occurs as a result of which the Prospectus as then amended or supplemented would include an untrue statement of a material fact or omit to state a material fact necessary to make the statements therein, in the light of the circumstances then existing, not misleading, or if during such period it is necessary to amend or supplement the Registration Statement or Prospectus to comply with the Act, the Company will promptly notify the Sales Manager to suspend the offering of Shares during such period (and, if so notified, the Sales Manager will cease such offering as soon as practicable, but in any event, no later than one business day later) and the Company will amend or supplement the Registration Statement or Prospectus (at the expense of the Company, unless the misstatements or omissions in question were made solely in reliance on written information relating to the Sales Manager furnished to the Company by the Sales Manager expressly for use in the Registration Statement or Prospectus in which case such amendment or supplement shall be at the expense of the Sales Manager) so as to correct such statement or omission or effect such compliance.


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         (d) The Company will use its best efforts to qualify the Shares for sale under the securities laws of such jurisdictions as the Sales Manager designates and to continue such qualifications in effect so long as required for the distribution of the Shares, except that the Company shall not be required in connection therewith to qualify as a foreign corporation or to execute a general consent to service of process in any jurisdiction or to file annual reports or to comply with any other requirements reasonably deemed by the Company to be unduly burdensome.

         (e) The Company will furnish to the Sales Manager and its counsel (at the expense of the Company) copies of the Registration Statement, the Prospectus (including all documents incorporated by reference therein) and all amendments and supplements to the Registration Statement or the Prospectus that are filed with the Commission during the period in which a prospectus relating to the Shares is required to be delivered under the Act (including all documents filed with the Commission during such period that are deemed to be incorporated by reference therein), in each case as soon as available and in such quantities as the Sales Manager may from time to time reasonably request and will also furnish copies of the Prospectus to the NYSE in accordance with Rule 153 of the Rules and Regulations.

         (f) The Company will make generally available to its security holders as soon as practicable, but in any event not later than 15 months after the end of the Company's current fiscal quarter, an "earnings statement" (which need not be audited) covering a 12-month period that satisfies the provisions of Section 11(a) of the Act and Rule 158 of the Rules and Regulations.

         (g) Within six (6) months of the date hereof, the Company will sell through the Sales Manager pursuant to this Agreement at least the Minimum Amount.

         (h) The Company, whether or not the transactions contemplated hereunder are consummated or this Agreement is terminated, will pay all expenses incident to the performance of its obligations hereunder, including, but not limited to, expenses relating to (i) the printing and filing of the Registration Statement as originally filed and of each amendment thereto, (ii) the preparation, issuance and delivery of the Shares, (iii) the reasonable fees and disbursements of the Company's counsel and accountants, (iv) the qualification of the Shares under securities laws in accordance with the provisions of Section 4(d) of this Agreement, including filing fees and any reasonable fees or disbursements of counsel for the Sales Manager in connection therewith, (v) the printing and delivery to the Sales Manager of copies of the Prospectus and any amendments or supplements thereto, and of this Agreement, (vi) the fees and expenses incurred in connection with the listing of the Shares on the NYSE, and (vii) filing fees of the Commission and filing fees incident to any required review by the National Association of Securities Dealers, Inc.; provided, however, that the Sales Manager shall pay the fees and disbursements of the Sales Manager's counsel and further, provided, that if the Company shall not sell through the Sales Manager pursuant to this Agreement within six (6) months from the date hereof at least the Minimum Amount, then in addition to any fees that may be payable to the Sales Manager under this Agreement, the Company shall pay the Sales Manager an amount equal to the product of the Commission Rate and the difference between the Minimum Amount and the actual gross proceeds.


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         (i) The Company will apply the net proceeds from the sale of the Shares as set forth in the Prospectus.

         (j) The Company will not, directly or indirectly, offer or sell any shares of Common Stock (other than the Shares offered pursuant to the provisions of this Agreement and other than shares of Common Stock sold pursuant to other arrangements substantially similar to this Agreement) or securities convertible into or exchangeable for, or any rights to purchase or acquire, Common Stock during the period from the date of this Agreement through the final Closing Date for the sale of Shares hereunder without suspending activity under this program for such period of time as may reasonably be determined by the Company; provided, however that no such notice and suspension shall be required in connection with the Company's issuance or sale of (i) shares of the Company's Common Stock under its Stock Purchase Plan, Performance Incentive Stock Plan, Employee Stock Ownership Plan and Employee Saving and Incentive Plan or (ii) Common Stock issuable upon conversion of securities or the exercise of warrants, purchase contracts, options or other rights in effect or outstanding on the date hereof.

         (k) The Company will, at any time during the term of this Agreement, as supplemented from time to time, advise the Sales Manager immediately after it shall have received notice or obtained knowledge thereof, of any information or fact that would materially alter or affect any opinion, certificate, letter and other document provided to the Sales Manager pursuant to Section 5 herein or at any Closing Date.

         (l) Each time that (i) the Registration Statement or the Prospectus shall be amended or supplemented (other than a supplement filed pursuant to Rule 424(b) under the Act that relates solely to Shares sold pursuant to this Agreement) or (ii) there is filed with the Commission any document incorporated by reference into the Prospectus (other than a Current Report on Form 8-K, unless the Sales Manager shall otherwise reasonably request), the Company shall furnish or cause to be furnished to the Sales Manager forthwith a certificate dated the date of filing with the Commission of such amendment, supplement or other document, the date of effectiveness of amendment, as the case may be, in form satisfactory to the Sales Manager to the effect that the statements contained in the certificate referred to in Section 5(f) hereof which were last furnished to the Sales Manager are true and correct at the time of such amendment, supplement or filing, as the case may be, as though made at and as of such time (except that such statements shall be deemed to relate to the Registration Statement and the Prospectus as amended and supplemented to such time) or, in lieu of such certificate, a certificate of the same tenor as the certificate referred to in said Section 5(f), modified as necessary to relate to the Registration Statement and the Prospectus as amended and supplemented to the time of delivery of such certificate.

         (m) Each time that (i) the Registration Statement or the Prospectus is amended or supplemented (other than a supplement filed pursuant to Rule 424(b) under the Act that relates solely to Shares sold pursuant to this Agreement) or
(ii) there is filed with the Commission any document incorporated by reference into the Prospectus (other than a Current Report on Form 8-K, unless the Sales Manager shall otherwise reasonably request), the Company shall furnish or cause to be furnished forthwith to the Sales Manager and to counsel to the Sales Manager a written opinion of Michal D. Van Hemert, Assistance General Counsel of the Company ("Company Counsel"), or other counsel satisfactory to the Sales Manager, dated the date of filing with the Commission of such amendment, supplement or other document and the date of effectiveness of such amendment, as the case may be, in form and substance satisfactory to the Sales Manager, of the same tenor as the opinion referred to in Section 5(d) hereof, but modified as necessary to relate to the Registration Statement and the Prospectus as amended and supplemented to the time of delivery of such opinion.

         (n) Each time that the Registration Statement or the Prospectus shall be amended or supplemented to include additional amended financial information or there is filed with the Commission any document incorporated by reference into the Prospectus which contains additional amended financial information, the Company shall cause Arthur Andersen LLP., or other independent accountants satisfactory to the Sales Manager, forthwith to furnish the Sales Manager a letter, dated the date of effectiveness of such amendment, or the date of filing of such supplement or other document with the Commission, as the case may be, in form satisfactory to the Sales Manager, of the same tenor as the letter referred to in Section 5(e) hereof but modified to relate to the Registration Statement and the Prospectus, as amended and supplemented to the date of such letter.

         (o) The Company will not, directly or indirectly, (i) take any action designed to cause or result in, or that constitutes or might reasonably be expected to constitute, the stabilization or manipulation of the price of any security of the Company to facilitate the sale or resale of the Shares or (ii) sell, bid for, purchase, or pay anyone any compensation for soliciting purchases of the Shares or pay or agree to pay any person any compensation for soliciting another to purchase any of the Shares (other than the Shares offered pursuant to the provisions of this Agreement and other than shares of Common Stock sold pursuant to other arrangements substantially similar to this Agreement)

         SECTION 5. Conditions of Sales Manager's Obligations. The obligations of the Sales Manager to sell the Shares as provided herein shall be subject to the accuracy, as of the date hereof and as of each Closing Date, of the representations and warranties of the Company herein, to the performance by the Company of its covenants and other obligations hereunder and to the following additional conditions:

         (a) The Registration Statement shall have become effective and, as of the date hereof and as of each Closing Date, no stop order suspending the effectiveness of the Registration Statement shall have been issued and no proceeding for that purpose shall have been instituted or, to the knowledge of the Company, threatened by the Commission, and any request of the Commission for additional information (to be included in the Registration Statement or the Prospectus or otherwise) shall have been complied with to the Sales Manager's reasonable satisfaction.

         (b) The Sales Manager shall not have advised the Company that the Registration Statement or Prospectus, or any amendment or supplement thereto, contains an untrue statement of fact that in the Sales Manager's opinion is material, or omits to state a fact that in the Sales Manager's reasonable opinion is material and is required to be stated therein or is necessary to make the statements therein not misleading.

         (c) Except as contemplated in the Prospectus, subsequent to the respective dates as of which information is given in the Registration Statement and the Prospectus, there shall not have been any material change, on a consolidated basis, in the capital stock of the Company and its Subsidiaries, or any material adverse change, or any development that may reasonably be expected to cause a material adverse change, in the business, assets, property, financial condition or results of operations of the Company and its Subsidiaries taken as a whole, or a downgrading in or withdrawal of the rating assigned to any of the Company's securities by any rating organization, and no rating organization shall have publicly announced that it has under surveillance or review, with possible negative implications, its rating of any of the Company's securities.

         (d) The Sales Manager shall have received on the date hereof and at every other date specified in Section 4(1) hereof, opinions of Company Counsel, dated as of such dates, respectively, substantially to the effect that:


                  (i) The Company is a duly organized and validly existing corporation in good standing under the laws of the State of Michigan.

                  (ii) The Shares have been duly authorized by all necessary corporate action on the part of the Company and, when issued and delivered to and paid for by the purchasers thereof in accordance with the terms of the Agreement, will be validly issued, fully paid and non-assessable.

                  (iii) The shares of Common Stock of the Company outstanding prior to the issuance of the Shares have been duly authorized and are validly issued, fully paid and non-assessable.

                  (iv) All legally required corporate proceedings in connection with the authorization, issuance and validity of the Shares and the sale of the Shares by the Company in accordance with the Agreement have been taken; and, except such as have been obtained under the Act, no further approval, authorization, consent or other order of any governmental regulatory body is required with respect to the issuance and sale of the Shares (other than in connection with or in compliance with the provisions of the Shares or Blue Sky laws of any state, as to which I express no opinion).

                  (v) To the best of such counsel's knowledge, after due inquiries, there are no legal or governmental proceedings required to be described in the Prospectus that are not described as required, nor of any contracts or documents of a character required to be described in the Registration Statement or Prospectus or to be filed as exhibits to the Registration Statement that are not described or filed as required.

                  (vi) The statements made in the Prospectus under the caption "Description of Securities-Capital Stock" and in the Prospectus Supplement under the caption "Supplemental Description of Capital Stock" accurately summarize the provisions of the Company's Restated Articles of Incorporation and the Securities conform as to legal matters to the description thereof and to the statements in regard thereto contained in the Registration Statement and the Prospectus.

                  (vii) The Registration Statement has become effective under the Act. We were orally advised by the Commission that no stop order suspending the effectiveness of the Registration Statement has been issued and no proceedings for that purpose have been instituted or are pending or threatened under the Act.

                  (viii) The Registration Statement, as of its effective date, and the Prospectus, as of the date thereof (except in each case for (i) the operating statistics, financial statements and schedules contained or incorporated by reference therein (including the notes thereto, and auditors' reports thereon), (ii) the other financial or statistical information contained or incorporated by reference therein and (iii) the exhibits thereto, as to all of which I express no opinion), complied as to form in all material respects with the requirements of Form S-3 under the Act and the applicable rules and regulations of the Commission thereunder, and each document incorporated therein as originally filed pursuant to the Exchange Act (except for (i) the operating statistics, financial statements and schedules contained or incorporated by reference therein (including the notes thereto, and the auditors' reports thereon), (ii) the other financial or statistical information contained or incorporated by reference therein and (iii) the exhibits thereto, as to which I express no opinion) complied as to form when so filed in all material respects with the Exchange Act and the applicable rules and regulations of the Commission thereunder.

                  (ix) Neither the execution or delivery by the Company of, nor the performance by the Company of its obligations under this Agreement did or will conflict with, result in a breach of any terms or provisions of, or constitute a default or require the consent of any party under the Company's Articles of Incorporation or by-laws, any material agreement or instrument to which it, or any of its Significant Subsidiaries, is a party, any existing applicable law, rule or regulation or any judgment, order or decree of any government, governmental instrumentality or court, domestic of foreign, having jurisdiction over the Company or any of its Significant Subsidiaries or any of their properties or assets, or did or will result in the creation or imposition of any lien on the properties or assets of the Company or any of its Significant Subsidiaries.

                  (x) The Company timely filed with the Commission the appropriate exemption statement pursuant to Rule 2 under the Public Utility Holding Company Act of 1935, as amended (the 1935 Act ), and accordingly, is exempt from the provisions of the 1935 Act except for
         Section 9(a)(2) thereof, subject to the right of the Commission acting pursuant to Rule 6 under the 1935 Act to revoke the exemption by notification to the Company. To my knowledge, the Company has received no such notification from the Commission.

                  (xi) The Company is not and, after giving effect to the transactions contemplated herein will not be an Investment Company as such term is defined in the Investment Company Act of 1940.

         In addition, such counsel shall state that, after due inquiries and reasonable investigation with Company's officers and representatives of the independent public accountant, such counsel has no reason to believe that either the Registration Statement (including each Post-Effective Amendment thereto), at the time it became effective, contained an untrue statement of a material fact or omitted to state a material fact required to be stated therein or necessary to make the statements therein not misleading or that the Prospectus and any amendments or supplements thereto, on the date of such opinion and at each Closing Date on or prior to the date of the opinion, included an untrue statement of a material fact or omitted to state a material fact necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading; it being understood that such counsel need express no opinion as to the financial statements or other financial data included in any of the documents mentioned in this paragraph.

         (e) On the date hereof and at such other dates specified in Section 4(m) hereof, the Sales Manager shall have received a letter from Arthur Andersen LLP, independent public accountants for the Company, or other independent accountants satisfactory to the Sales Manager, dated the date of delivery thereof, substantially in the form attached hereto as Annex I and otherwise in form and substance satisfactory to Sales Manager.

         (f) The Sales Manager shall have received from the Company a certificate, or certificates, signed by the Chairman of the Board, the Chief Financial Officer or the Chief Accounting Officer, dated as of the date hereof and dated as of each Affirmation Date contemplated by this Agreement, to the effect that, to the best of their knowledge based upon reasonable investigation:

                  (i) the Sales Agreement is in the form presented to and approved by the Special Committee of the Board of Directors of the Company;

                  (ii) there has been no material adverse change in the business, properties or financial condition of the Company and its Subsidiaries, taken as a whole, from that set forth in the Registration Statement or Prospectus (other than changes referred to in or contemplated by the Registration Statement or Prospectus);

                  (iii) the representations and warranties of the Company in such Sales Agreement are true and correct in all material respects on and as of the date hereof with the same effect as if made on and as of the date hereof;

                  (iv) no stop order suspending the effectiveness of the Registration Statement is in effect, and no proceedings for such purpose have been are pending before or threatened by the Commission; and

                  (v) the Company has performed such of its obligations under such Sales Agreement as are to be performed at or before the date hereof by the terms of such Sales Agreement.

         (g) That prior to the date hereof and prior to each Closing Date, the Shares shall have been duly listed, subject to notice of issuance, on the New York Stock Exchange.

         (h) On the date hereof and on each Affirmation Date, the Company shall have furnished to the Sales Manager such appropriate further information, certificates and documents as the Sales Manager may reasonably request.

         All such opinions, certificates, letters and other documents will be in compliance with the provisions hereof only if they are satisfactory in form and substance to the Sales Manager and its counsel. The Company will furnish the Sales Manager with such conformed copies of such opinions, certificates, letters and other documents as the Sales Manager shall reasonably request.

         SECTION 6. Indemnification.

         (a) The Company agrees to indemnify and hold harmless the Sales Manager, the directors, officers, employees and agents of the Sales Manager and each person, if any, who controls the Sales Manager within the meaning of
Section 15 of the Act or Section 20 of the Exchange Act, from and against any and all losses, claims, damages or liabilities, joint or several, to which they or any of them may become subject under the Act or otherwise, and to reimburse the Sales Manager and such controlling person or persons, if any, for any legal or other expenses incurred by them in connection with defending any action, suit or proceeding (including governmental investigations) as provided in Section 6(c) hereof, insofar as such losses, claims, damages, liabilities or actions, suits or proceedings (including governmental investigations) arise out of or are based upon any untrue statement or alleged untrue statement of a material fact contained in the Registration Statement, any preliminary prospectus as of its issue date, the Prospectus, or, if the Prospectus shall be amended or supplemented, in the Prospectus as so amended or supplemented (if such Prospectus or such Prospectus as amended or supplemented is used after the period of time referred to in Section 4(a) hereof, it shall contain or be used with such amendments or supplements as the Company deems necessary to comply with Section 10(a) of the Act), or arise out of or are based upon any omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading, except insofar as such losses, claims, damages, liabilities or actions arise out of or are based upon any such untrue statement or alleged untrue statement or omission or alleged omission which was made in such preliminary prospectus, Registration Statement or Prospectus, or in the Prospectus as so amended or supplemented, in reliance upon and in conformity with information furnished in writing to the Company by, or through the Sales Manager expressly for use therein.

                  The Company's indemnity agreement contained in this Section 6(a), and the covenants, representations and warranties of the Company contained in this Agreement, shall remain in full force and effect regardless of any investigation made by or on behalf of any person, and shall survive the delivery of and payment for the Shares hereunder, and the indemnity agreement contained in this Section 6 shall survive any termination of this Agreement. The liabilities of the Company in this Section 6(a) are in addition to any other liabilities of the Company under this Agreement or otherwise.

         (b) The Sales Manager agrees, to the extent permitted by law, to indemnify, hold harmless and reimburse the Company, its directors and such of its officers as shall have signed the Registration Statement and each person, if any, who controls the Company within the meaning of Section 15 of the Act or
Section 20 of the Exchange Act, to the same extent and upon the same terms as the indemnity agreement of the Company set forth in Section 6(a) hereof, but only with respect to alleged untrue statements or omissions made in the Registration Statement or in the Prospectus, as amended or supplemented (if applicable), in reliance upon and in conformity with information furnished in writing to the Company by the Sales Manager expressly for use therein.

                  The indemnity agreement on the part of the Sales Manager contained in this Section 6(b) shall remain in full force and effect regardless of any investigation made by or on behalf of the Company or any other person, and shall survive the delivery of and payment for the Shares hereunder, and the indemnity agreement contained in this Section 6(b) shall survive any termination of this Agreement. The liabilities of the Sales Manager in Section 6(b) are in addition to any other liabilities of the Sales Manager under this Agreement or otherwise.

         (c) If a claim is made or an action, suit or proceeding (including governmental investigations) is commenced or threatened against any person as to which indemnity may be sought under Section 6(a) or 6(b), such person (the "Indemnified Person") shall notify the person against whom such indemnity may be sought (the "Indemnifying Person") promptly after any assertion of such claim threatening to institute an action, suit or proceeding or if such an action, suit or proceeding is commenced against such Indemnified Person, promptly after such Indemnified Person shall have been served with a summons or other first legal process, giving information as to the nature and basis of the claim. Failure to so notify the Indemnifying Person shall not, however, relieve the Indemnifying Person from any liability which it may have on account of the indemnity under Section 6(a) or 6(b) if the Indemnifying Person has not been prejudiced in any material respect by such failure. Subject to the immediately succeeding sentence, the Indemnifying Person shall assume the defense of any such litigation or proceeding, including the employment of counsel, reasonably acceptable to the Indemnified Person, and the payment of all expenses, with such counsel being designated, subject to the immediately succeeding sentence, in writing by the Sales Manager in the case of parties indemnified pursuant to
Section 6(b) and by the Company in the case of parties indemnified pursuant to
Section 6(a). Any Indemnified Person shall have the right to participate in such litigation or proceeding and to retain its own counsel, but the fees and expenses of such counsel shall be at the expense of such Indemnified Person unless (i) the Indemnifying Person and the Indemnified Person shall have mutually agreed to the retention of such counsel or (ii) the named parties to any such proceeding (including any impleaded parties) include (x) the Indemnifying Person and (y) the Indemnified Person and, in the written opinion of counsel to such Indemnified Person, representation of both parties by the same counsel would be inappropriate due to actual or likely conflicts of interest between them, in either of which cases the reasonable fees and expenses of counsel (including disbursements) for such Indemnified Person shall be reimbursed by the Indemnifying Person to the Indemnified Person. If there is a conflict as described in clause (ii) above, and the Indemnified Persons have participated in the litigation or proceeding utilizing separate counsel whose fees and expenses have been reimbursed by the Indemnifying Person and the Indemnified

Persons, or any of them, are found to be solely liable, such Indemnified Persons shall repay to the Indemnifying Person such fees and expenses of such separate counsel as the Indemnifying Person shall have reimbursed. It is understood that the Indemnifying Person shall not, in connection with any litigation or proceeding or related litigation or proceedings in the same jurisdiction as to which the Indemnified Persons are entitled to such separate representation, be liable under this Agreement for the reasonable fees and out-of-pocket expenses of more than one separate firm (together with not more than one appropriate local counsel) for all such Indemnified Persons. Subject to the next paragraph, all such fees and expenses shall be reimbursed by payment to the Indemnified Persons of such reasonable fees and expenses of counsel promptly after payment thereof by the Indemnified Persons.

                  In furtherance of the requirement above that fees and expenses of any separate counsel for the Indemnified Persons shall be reasonable, the Sales Manager and the Company agree that the Indemnifying Person's obligations to pay such fees and expenses shall be conditioned upon the following:

                           (1) in case separate counsel is proposed to be
                  retained by the Indemnified Persons pursuant to clause (ii) of the preceding paragraph, the Indemnified Persons shall in good faith fully consult with the Indemnifying Person in advance as to the selection of such counsel;

                           (2) reimbursable fees and expenses of such separate
                  counsel shall be detailed and supported in a manner reasonably acceptable to the Indemnifying Person (but nothing herein shall be deemed to require the furnishing to the Indemnifying Person of any information, including without limitation, computer print-outs of lawyers' daily time entries, to the extent that, in the judgment of such counsel, furnishing such information might reasonably be expected to result in a waiver of any attorney-client privilege); and

                           (3) the Company and the Sales Manager shall cooperate
                  in monitoring and controlling the fees and expenses of separate counsel for Indemnified Persons for which the Indemnifying Person is liable hereunder, and the Indemnified Person shall use every reasonable effort to cause such separate counsel to minimize the duplication of activities as between themselves and counsel to the Indemnifying Person.

                  The Indemnifying Person shall not be liable for any settlement of any litigation or proceeding effected without the written consent of the Indemnifying Person, but if settled with such consent or if there be a final judgment for the plaintiff, the Indemnifying Person agrees, subject to the provisions of this Section 6, to indemnify the Indemnified Person from and against any loss, damage, liability or expenses by reason of such settlement or judgment. The Indemnifying Person shall not, without the prior written consent of the Indemnified Persons, effect any settlement of any pending or threatened litigation, proceeding or claim in respect of which indemnity has been properly sought by the Indemnified Persons hereunder, unless such settlement includes an unconditional release by the claimant of all Indemnified Persons from all liability with respect to claims which are the subject matter of such litigation, proceeding or claim.

         SECTION 7. Contribution: If the indemnification provided for in Section 6 above is unavailable to or insufficient to hold harmless an Indemnified Person under such Section in respect of any losses, claims, damages or liabilities (or actions, suits or proceedings (including governmental investigations) in respect thereof) referred to therein, then each Indemnifying Person under Section 6 shall contribute to the amount paid or payable by such Indemnified Person as a result of such losses, claims, damages or liabilities (or actions in respect thereof) in such proportion as is appropriate to reflect the relative benefits received by the Indemnifying Person on the one hand and the Indemnified Person on the other from the offering of the Shares. If, however, the allocation provided by the immediately preceding sentence is not permitted by applicable law, then each Indemnifying Person shall contribute to such amount paid or payable by such Indemnified Person in such proportion as is appropriate to reflect not only such relative benefits but also the relative fault of each Indemnifying Person, if any, on the one hand and the Indemnified Person on the other in connection with the statements or omissions which resulted in such losses, claims, damages or liabilities (or actions, suits or proceedings (including governmental investigations) in respect thereof), as well as any other relevant equitable considerations. The relative benefits received by the Company on the one hand and the Sales Manager on the other shall be deemed to be in the same proportion as the total net proceeds from the offering (before deducting expenses) received by the Company and the total underwriting discounts and commission received by the Sales Manager, bear to the aggregate public offering price of the Shares. The relative fault shall be determined by reference to, among other things, whether the untrue or alleged untrue statement of a material fact or the omission or alleged omission to state a material fact relates to information supplied by the Company on the one hand or the Underwriters on the other and the parties' relative intent, knowledge, access to information and opportunity to correct or prevent such statement or omission. The Company and the Sales Manager agree that it would not be just and equitable if contribution pursuant to this Section 7 were determined by pro rata allocation (even if the Underwriters were treated as one entity for such purpose) or by any other method of allocation which does not take account of the equitable considerations referred to above in this Section 7. The amount paid or payable by an Indemnified Person as a result of the losses, claims, damages or liabilities (or actions, suits or proceedings (including governmental proceedings) in respect thereof) referred to above in this Section 7 shall be deemed to include any legal or other expenses reasonably incurred by such Indemnified Person in connection with investigating or defending any such action, suits or proceedings (including governmental proceedings) or claim, provided that the provisions of Section 6 have been complied with (in all material respects) in respect of any separate counsel for such Indemnified Person. Notwithstanding the provisions of this Section 7, the Sales Manager shall not be required to contribute any amount greater than the excess of (i) the total price at which the Shares sold by it and distributed to the public were offered to the public over (ii) the amount of any damages which the Sales Manager has otherwise been required to pay by reason of such untrue or alleged untrue statement or omission or alleged omission. No person guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the Act) shall be entitled to contribution from any person who was not guilty of such fraudulent misrepresentation.

                  The agreement with respect to contribution contained in
Section 7 hereof shall remain in full force and effect regardless of any investigation made by or on behalf of the Company or any Underwriter, and shall survive delivery of and payment for the Shares hereunder and any termination of this Agreement.

         SECTION 8. Representations and Agreements to Survive Delivery. All representations, warranties and agreements of the Company herein or in certificates delivered pursuant hereto, and the agreements of the Sales Manager contained in Section 6 hereof, shall remain operative and in full force and effect regardless of any investigation made by or on behalf of the Sales Manager or any controlling persons, or the Company (or any of their officers, directors or controlling persons), and shall survive delivery of and payment for the Shares.

         SECTION 9.        Termination.

         (a) Each party shall have the right, by giving notice as hereinafter specified, to terminate this Agreement in its sole discretion at any time. Any such termination shall be without liability of any party to any other party except that the provisions of Section 4(h), Section 6, Section 7 and Section 8 hereof shall remain in full force and effect notwithstanding such termination.

         (b) This Agreement shall remain in full force and effect unless terminated pursuant to Sections 9(a) above or otherwise by mutual agreement of the parties; provided that any such termination by mutual agreement shall in all cases be deemed to provide that Section 4(h), Section 6, Section 7 and Section 8 shall remain in full force and effect.

         (c) Any termination of this Agreement shall be effective on the date specified in such notice of termination; provided that such termination shall not be effective until the close of business on the date of receipt of such notice by the Sales Manager or the Company, as the case may be.

If such termination shall occur prior to the Closing Date for any sale of Shares, such Shares shall settle in accordance with the provisions of the second to last paragraph of Section 3 hereof.


         SECTION 10. Notices. All notices or communications hereunder, other than notices pursuant to Section 3 of this Agreement, shall be in writing and if sent to the Sales Manager shall be mailed, delivered, telexed or telecopied and confirmed, in writing, to the Sales Manager at RCG Equity Finance, 666 Third Avenue, 26th Floor, New York, NY 10017, Attn: Corporate Finance, fax number 212-453-5555, or if sent to the Company, shall be mailed, delivered, telexed or telecopied and confirmed, in writing, to the Company at 330 Town Center Drive, Fairlane Plaza South, Suite 1100, Dearborn, Michigan 49201, telecopy no. (313) 436-9200, attention: Ms. Laura Mountcastle. Each party to this Agreement may change such address for notices by sending to the parties to this Agreement written notice of a new address for such purpose.

         SECTION 11. Parties. This Agreement shall inure to the benefit of and be binding upon the Company and the Sales Manager and their respective successors and the controlling persons, officers and directors referred to in
Section 6 hereof, and no other person will have any right or obligation hereunder.

         SECTION 12. Adjustments for Stock Splits. The parties acknowledge and agree that all share related numbers contained in this Agreement (including, without limitation, the Maximum Amount) shall be adjusted to take into account any stock split effected with respect to the Shares.

         SECTION 13. Entire Agreement. This Agreement constitutes the entire agreement and supersedes all other prior and contemporaneous agreements and undertakings, both written and oral, among the parties hereto with regard to the subject matter hereof.

         SECTION 14. APPLICABLE LAW. THIS AGREEMENT SHALL BE GOVERNED BY, AND CONSTRUED IN ACCORDANCE WITH, THE INTERNAL LAWS OF THE STATE OF NEW YORK WITHOUT REGARD TO THE PRINCIPLES OF CONFLICTS OF LAWS.

         SECTION 15. Waiver of Jury Trial. The Company and the Sales Manager each hereby irrevocably waive any right they may have to a trial by jury in respect of any claim based upon or arising out of this agreement or any transaction contemplated hereby.

         SECTION 16. Counterparts. This Agreement may be executed in two or more counter parts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument.

         If the foregoing correctly sets forth the understanding between the Company and the Sales Manager, please so indicate in the space provided below for that purpose, whereupon this letter shall constitute a binding agreement between the Company and the Sales Manager. Alternatively, the execution of this Agreement by the Company and its acceptance by or on behalf of the Sales Manager may be evidenced by an exchange of telegraphic or other written communications.

                         CMS ENERGY CORPORATION.




                                    By:
                                    ----------------------------------------

                                 Name:
                                 Title:





                         RCG Equity Finance, a division of Ramius Securities LLC


                         By:
                                ----------------------------------
                                 Name:
                                 Title:

                                                                         ANNEX I


                        [Form of Letter from Accountants]